UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2005, the Board of Directors (the “Board”) of Conor Medsystems, Inc. (the “Company”) approved compensatory arrangements with its non-employee directors, effective immediately. Under the terms of these arrangements, each non-employee director of the Company will receive an annual retainer of $20,000, the chair of the Audit Committee of the Board will receive a supplemental annual retainer of $7,500, and the chairs of the other standing committees of the Board will each receive a supplemental annual retainer of $5,000. All non-employee directors of the Company will also receive a $1,500 per meeting fee, and all non-employee director committee members will also receive a $500 per meeting fee. A description of the compensatory arrangements approved by the Board is filed as Exhibit 10.34 to this report and is incorporated by reference hereby. The compensatory arrangements approved by the Board did not affect the stock option arrangements currently in effect with respect to non-employee directors under the Company’s 2004 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, each of the Company’s non-employee directors is automatically entitled to receive an initial option grant to purchase 33,600 shares of common stock upon his or her election or appointment to the Board. The initial option grant vests as follows: 1/3rd of the shares subject to the grant will vest one year after the date of grant and 1/12th of the shares will vest quarterly thereafter over two years. Any person who is a non-employee director of the Company on the date of an annual meeting of the Company’s stockholders, commencing with the annual meeting in 2005, will automatically be granted an option to purchase 12,600 shares of common stock on such date, subject to reduction for each quarter during which such person did not serve as a non-employee director. The annual grant vests as follows: 1/12th of the shares will vest quarterly over three years. These option grants are non-discretionary and are automatically granted under the Directors’ Plan without further action by the Company, the Board or the Company’s stockholders. The material terms of stock options granted under the Directors’ Plan are described in the Company’s Registration Statement on Form S-1, originally filed with Securities and Exchange Commission on September 22, 2004.

On January 19, 2005, the Board awarded cash bonuses to each of the following executive officers in the amounts as set forth below:

Officer	Title	Bonus Awarded($)
Michael Boennighausen	Vice President, Finance and Administration and Chief Financial Officer	100,000
Earle L. Canty	Vice President, Regulatory Affairs and Quality Assurance	15,000
Stephen H. Diaz	Vice President, Engineering and Pilot Production	35,000
Frank Litvack, M.D.	Chief Executive Officer and Chairman of the Board	150,000
Cindy A. Lynch	Vice President, Intellectual Property	35,000
Azin Parhizgar, Ph.D.	Vice President, Chief Operating Officer	25,000
John F. Shanley	Chief Technology Officer	100,000
Jeff Tillack	Vice President, Operations	35,000

On January 19, 2005, the Company entered into an agreement (the “Agreement”) with Azin Parhizgar, Ph.D., Vice President, Chief Operating Officer of the Company, amending the terms of her original offer letter agreement with the Company to set forth certain severance benefits offered to Dr. Parhizgar in connection with her continued employment with the Company. Dr. Parhizgar’s original offer letter agreement with the Company was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1, originally filed with Securities and Exchange Commission on September 22, 2004. The following description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.35 to this report and is incorporated by reference hereby.

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Pursuant to the Agreement, in the event Dr. Parhizgar is terminated without Cause (as defined in the Agreement) Dr. Parhizgar will, subject to certain conditions, be entitled to receive certain severance benefits, including the following:

•	The Company will retain Dr. Parhizgar as a consultant for a period of twelve months following her termination (the “Consulting Period”), during which time she will be entitled to a monthly cash payment equal to 50% of her monthly base salary in effect as of her last day of employment with the Company.

•	The outstanding stock options held by Dr. Parhizgar as of the date of her termination will continue to vest during the Consulting Period.

The severance benefits set forth in the Agreement are in addition to any benefits that Dr. Parhizgar may be eligible to receive in connection with a termination without Cause under the Executive Officer Agreement entered into between the Company and Dr. Parhizgar. The form of Executive Officer Agreement was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, originally filed with Securities and Exchange Commission on September 22, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Number	Description
10.34	Non-Employee Director Cash Compensation Arrangements, effective as of January 19, 2005.

10.35	Amendment to Employment Letter Agreement, dated January 19, 2005, between the Registrant and Azin Parhizgar, Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOR MEDSYSTEMS, INC.

Dated: January 25, 2005	By:	/s/ MICHAEL BOENNIGHAUSEN
Michael Boennighausen Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Description
10.34	Non-Employee Director Cash Compensation Arrangements, effective as of January 19, 2005.

10.35	Amendment to Employment Letter Agreement, dated January 19, 2005, between the Registrant and Azin Parhizgar, Ph.D.

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